EXHIBIT 99.1

PRESS RELEASE

                   CEO OF ESCALADE, INCORPORATED DIES SUDDENLY

Evansville, IN (April 10, 2007) Daniel A. Messmer, age 53, President and Chief Executive Officer of Escalade, Incorporated (NASDAQ: ESCA) died suddenly on Monday, April 9, 2007. The cause of Mr. Messmer's death was an apparent aneurysm.

"We are all shocked and saddened by the unexpected passing of Mr. Messmer," said Terry Frandsen, Chief Financial Officer of Escalade. "Our thoughts and condolences are with Dan's family at this difficult time. His leadership and friendship will be greatly missed."

Mr. Messmer served as Escalade's President and Chief Executive Officer since August, 2006. He was also serving as the President of Escalade's office products subsidiary, Martin Yale, a position he held since 2005. Mr. Messmer first joined Escalade Sports in 1976 and served as its President from 1996 until April 2005.

Escalade is a quality manufacturer and marketer of sporting goods and office/graphic arts products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Terry Frandsen Vice President and CFO at 812/467-1334.

Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to, risks relating to changes to our management team, the continuation and development of key customer and supplier relationships, integration of acquired businesses and other risks identified under the caption "Risk Factors" in our most recent Annual Report on Form 10-K, and in subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. Copies of these filings are available from the Company and on the SEC's website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Escalade undertakes no obligation to update or revise any forward-looking statements after the date hereof.

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